UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2017

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and telephone number, including area code	State or other jurisdiction of incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement
On November 27, 2017, WGL Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to a public offering by the Company of $300,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2019 (the “Notes”).
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.
The information required by this Item 1.01 relating to the Notes and the Indenture (as defined below) is contained in Item 2.03 below and is incorporated herein by reference.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On November 29, 2017, the Company completed the public offering of the Notes pursuant to the Underwriting Agreement. The net proceeds of the offering of the Notes were approximately $298.4 million after deducting the underwriting discount and the Company’s estimated offering expenses. The Company expects that the net proceeds from the offering will be used for general corporate purposes, including repayment of the Company’s short-term debt in the form of commercial paper, making an equity contribution to the Company’s wholly owned subsidiary, Washington Gas Light Company, and funding capital expenditures.
The offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File No. 333-220479), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on September 15, 2017, including a prospectus, dated September 15, 2017, as supplemented by a prospectus supplement, dated November 27, 2017, which was filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act.
The legal opinion of the Senior Vice President, General Counsel and Corporate Secretary of the Company relating to the offering of the Notes pursuant to the Registration Statement is filed as Exhibit 5.1 to this Current Report on Form 8-K.
The Company issued the Notes pursuant to the Indenture, dated November 29, 2017 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, also dated November 29, 2017 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), in each case by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

Interest on the Notes will be paid quarterly in cash in arrears on February 28, May 29, August 29 and November 29 of each year, beginning on February 28, 2018, at a rate equal to the three-month London Interbank Offered Rate plus 40 basis points. The Notes will mature on November 29, 2019. The Notes are not redeemable.

The Indenture contains covenants, including that, subject to certain exceptions, the Company and its subsidiaries may not grant liens on any property of the Company or its subsidiaries, unless the Notes are secured by liens on an equal and ratable basis to those granted to such other creditors. The Company may issue additional debt securities ranking equally with, and otherwise similar in all respects to, the Notes (except for the public offering price, the issue date and the first interest payment date, if applicable) so that those additional debt securities will be consolidated and form a single series with the Notes without the consent of the holders of the Notes.
The Trustee or the holders of at least 25% in principal amount of the Notes may require the Company to repay the entire principal amount of the Notes, including any premium and any interest, immediately upon the occurrence of the following events of default: (1) failure to pay any interest on the Notes within 30 days after the same becomes due and payable; (2) failure to pay the principal of or premium, if any, or any payment required by sinking or analogous fund, on the Notes when it becomes due and payable; and (3) failure to observe or perform any of our covenants or agreements applicable to the Notes for 60 days after notice of failure, either from the Trustee or from holders of at least 25% of the principal amount outstanding of the Notes. Upon the occurrence of certain events of receivership, insolvency, liquidation, bankruptcy or reorganization of the Company, all unpaid principal of, any premium and any accrued interest on the Notes will become automatically due and payable immediately, without any declaration or other act on the part of the Trustee or any holder.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Base Indenture and First Supplemental Indenture, including the form of the Note, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)   Exhibits
The following exhibits are furnished herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 27, 2017, by and among WGL Holdings, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC.

4.1	Indenture, dated November 29, 2017, by and between WGL Holdings, Inc. and The Bank of New York Mellon, as Trustee.
4.2	First Supplemental Indenture, dated November 29, 2017, by and between WGL Holdings, Inc. and The Bank of New York Mellon, as Trustee.

4.3	Form of Floating Rate Note due 2019 (included in Exhibit 4.2).
5.1	Opinion of the Senior Vice President, General Counsel and Corporate Secretary of the Company.

23.1	Consent of the Senior Vice President, General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
(Registrant)

Date: December 1, 2017	/s/ William R. Ford
William R. Ford
Vice President & Chief Accounting Officer
(Principal Accounting Officer)